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                                                             EXHIBIT 23.01

                                     CONSENT

         We hereby consent to the use of our name in the Registration Statement, including the accompanying Prospectus, of OG&E Holding Corp. to be filed with the Securities and Exchange Commission and to which this consent is filed as an Exhibit and to the use of our opinion filed as Exhibit 5.01 to the Registration Statement.

                                              RAINEY, ROSS, RICE & BINNS

Oklahoma City, Oklahoma

August 9, 1995                             By:  /s/  HUGH D. RICE


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                                                          EXHIBIT 23.01



        We do hereby consent to the use of our name in the Registration Statement and the accompanying Prospectus of OG&E Holding Corp. to be filed with the Securities and Exchange Commission and to which this consent is filed as an Exhibit.

                                                   Gardner, Carton & Douglas


August 9, 1995